QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.2

Consent of Independent Auditors

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated September 2, 2010 on the statements of revenues and direct operating expenses of the research instruments portion of ACCEL Instruments GmbH, in Amendment No. 4 to the Registration Statement (Form S-1 No. 333-169178) and related Prospectus of Bruker Energy & Supercon Technologies, Inc.

/s/ Ernst & Young LLP

Boston, Massachusetts

March 14, 2011

QuickLinks

  Exhibit 23.2